UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HARSCO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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350 Poplar Church Road

Camp Hill, PA 17011

IMPORTANT NOTICE FROM HARSCO CORPORATION

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 21, 2020, BEGINNING AT 9:00 A.M., EASTERN TIME

The following Notice of Change of Location (the “Notice”) supplements and relates to the original Notice and Proxy Statement (the “Proxy Statement”) of Harsco Corporation (the “Company”), dated March 11, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Tuesday, April 21, 2020, beginning at 9:00 a.m., Eastern Time. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 3, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY

STATEMENT AND ORIGINAL NOTICE.

NOTICE OF CHANGE OF LOCATION

OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, APRIL 21, 2020, BEGINNING AT 9:00 A.M., EASTERN TIME

To the Stockholders of Harsco Corporation:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and out of an abundance of caution to support the health and well-being of our directors, officers, employees and stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Harsco Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 21, 2020, beginning at 9:00 a.m. Eastern Time. In light of public health concerns, the Annual Meeting will be held in a virtual meeting format only via the internet at www.meetingcenter.io/290837302. Stockholders and others will not be able to attend the Annual Meeting physically in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to attend, and vote at, the Annual Meeting if you were a stockholder as of the close of business on February 24, 2020, the record date for the Annual Meeting,

Stockholders as of the record date who have a control number and a meeting password may attend the Annual Meeting via the internet as a “Shareholder” and may vote during, and participate in, the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered stockholders, their control number can be found on their proxy card or notice, or email they previously received. The password for the Annual Meeting is HSC2020.

Stockholders who hold shares through a bank, broker or other nominee must obtain a legal proxy from their bank, broker or other nominee and register in advance to be able to attend the Annual Meeting as a “Shareholder” and vote during, and participate in, the Annual Meeting. To register, such stockholders must submit to Computershare by email (legalproxy@computershare.com) proof of their legal proxy reflecting their Company share holdings (in the form of an image of their legal proxy), along with their name and email address. Registration emails must be labeled “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on April 15, 2020. Stockholders as of the record date who hold shares through a bank, broker or other nominee and properly register will receive an email from Computershare confirming their registration together with a control number.

Stockholders and other interested parties who do not have a control number may attend the Annual Meeting via the internet as a “Guest” but will not have the option to vote or ask questions during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Russell C. Hochman

Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary

April 3, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 21, 2020. The Notice of 2020 Annual Meeting of Stockholders and Proxy Statement, our Proxy Card, our Annual Report on Form 10-K and the Letter from our Chairman & CEO are available free of charge at www.envisionreports.com/hsc (for registered stockholders) or www.edocumentview.com/hsc (for all other stockholders), or by calling toll-free (866) 641-4276.